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                                                                    EXHIBIT 99.1

                                 FORM OF PROXY

                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY

                        DIALYSIS CORPORATION OF AMERICA
                        SPECIAL MEETING OF SHAREHOLDERS

    The undersigned shareholder(s) of DIALYSIS CORPORATION OF AMERICA, a Florida corporation (the "Company") hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus, each dated
            , 2000, and hereby appoint Thomas K. Langbein and Lawrence E. Jaffe, and both of them, proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned, to represent the
undersigned at the Special Meeting of Shareholders to be held on             ,
2000 at 10:00 a.m., local time, at the Hilton Hotel, 650 Terrace Avenue,
Hasbrouck Heights, New Jersey,             Room, and at any adjournment(s)
thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy. Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    The Board of Directors makes no recommendation as to how you should vote. Neither Medicore, Inc., the Company's parent, which owns approximately 68% of the Company's shares, nor any officer or director of the Company and Medicore (in the aggregate owning approximately 2% of the Company's shares) are voting their shares. The Board of Directors is leaving the determination as to the proposed transactions solely up to the public shareholders of the Company.

                (continued and to be signed on the reverse side)
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(reverse side of PROXY)

Please mark your vote as indicated in this example   /X/

PROPOSAL NO. 1: To approve and adopt the Asset Purchase Agreement, dated October 20, 1999, among the Company, its parent, Medicore, Inc., and Dialysis Acquisition Corp. ("Buyer"), a wholly-owned subsidiary of Medicore, under which the Company will sell substantially all of its assets to Buyer, which company will assume substantially all of the liabilities of the Company.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

AND

PROPOSAL NO. 2: To approve and adopt the Agreement and Plan of Merger dated October 20, 1999, under which immediately subsequent to the Company's asset sale to Buyer, MainStreet Acquisition Inc., a wholly-owned subsidiary of MainStreet IPO.com Inc. ("MainStreet"), will merge with the Company, with MainStreet to issue its shares of common stock to the Company's shareholders on a one-for-one basis, resulting in the Company's shareholders becoming shareholders of MainStreet, and no longer shareholders of the Company, as more fully described in the Proxy Statement/Prospectus.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

    NOTE THAT APPROVAL OF EACH PROPOSAL IS CONDITIONED ON APPROVAL OF BOTH PROPOSALS.

                                              Date: ______________________, 2000

                                              __________________________________
                                                          Signature

                                              (When signing as an attorney,
                                              executor, administrator, trustee,
                                              guardian or conservator, designate
                                              full title. All joint tenants must
                                              sign.)